Exhibit 21.1

SUBSIDIARIES OF TOWER GROUP, INC.

Name	Jurisdiction of Incorporation	Parent	Percentage Ownership

Tower Insurance Company of New York (“TICNY”)	New York	Tower Group,Inc. (“TGI”)	100%
Tower National Insurance Company	Massachusetts	TGI	100%
Preserver Insurance Company	New Jersey	PGI	85%
		TICNY	15%
North East Insurance Company (“NEIC”)	Maine	TICNY	100%
CastlePoint Reinsurance Company, Ltd. (“CastlePoint Re”)	Bermuda	CPBH	100%
CastlePoint Insurance Company (“CPIC”)	New York	CastlePoint Re	50%
		CPM	50%
CastlePoint Florida Insurance Company	Florida	CPIC	100%
Hermitage Insurance Company (“HIC”)	New York	HIG, Inc.	100%
Kodiak Insurance Company	New Jersey	HIC	100%
CastlePoint National Insurance Company	Illinois	SUA	100%
Massachusetts Homeland Insurance Company	Massachusetts	TICNY	100%
York Insurance Company of Maine	Maine	CastlePoint National Ins. Co.	91%
		Preserver Insurance Co.	9%
Tower Risk Management Corp. (“TRM”)	New York	TGI	100%
Preserver Group, Inc. (“PGI”)	New Jersey	TGI	100%
North Atlantic Underwriters, Inc.	Maine	NEIC	100%
Ocean II Corporation	Delaware	TGI	100%
Ocean I Corporation	Delaware	Ocean II Corp.	100%
CastlePoint Bermuda Holdings, Ltd. (“CPBH”)	Bermuda	Ocean I Corp.	100%
CastlePoint Management Corp. (“CPM”)	Delaware	Ocean I Corp.	100%
CastlePoint Risk Management of Florida, Corp.	Florida	CPM	100%
10271 Tower Realty Group, LLC (“10271 Tower”)	Delaware	CPM	100%
10272 Tower Realty Group, LLC (“10272 Tower”)	Delaware	10271 Tower	100%
10273 Tower Realty Group, LLC (“10273 Tower”)	Delaware	10272 Tower	100%
HIG, Inc.	Delaware	CastlePoint Re	100%
American Resources Insurance Consultants, LLC	Alabama	HIG, Inc.	100%
Specialty Underwriters Alliance, Inc. (“SUA”)	Delaware	TGI	100%
Hermitage Holdings, Inc.	Connecticut	HIG, Inc.	100%
Adirondack AIF, LLC (“AAIF”)	New York	TGI	100%
New Jersey Skylands Management, LLC (“NJSM”)	Delaware	TGI	100%
Tower Claims Services, LLC	New York	TRM	100%
Tower Corporate Capital 1 Limited	UK	TGI	100%
Adirondack Insurance Exchange (“AIE”)	New York	(1)
New Jersey Skylands Insurance Association (“NJSIA”)	New Jersey	(2)
Mountain Valley Indemnity Company	New Hampshire	AIE	100%
New Jersey Skylands Insurance Company	New Jersey	NJSIA	100%

Notes:

(1) AIE is a New York reciprocal insurer and is managed by AAIF, an attorney-in-fact.

(2) NJSIA is a New Jersey reciprocal insurer and is managed by NJSM, an attorney-in-fact.

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